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Exhibit 1
Form 10-KSB
Mountain Oil, Inc.

                     ARTICLES OF INCORPORATION

                                OF

                        MOUNTAIN OIL, INC.

     The undersigned natural persons of the age of twenty-one (21) years or more, acting as incorporators under the provisions of the Utah Business Corporation Act (hereinafter referred to as the "Act") adopt the following Articles of Incorporation:

                             ARTICLE I

     The name of this corporation is MOUNTAIN OIL, INC.

                            ARTICLE II

     The duration of this corporation shall be perpetual.

                            ARTICLE III

      The purposes for which this corporation is organized are as follows:

      (a) To engage in the leasing of lands believed to contain petroleum, oils, and gas, the improving, mortgaging, leasing, assigning, and otherwise disposing of the same, the prospecting, drilling, pumping, piping, storing, refining, and selling, both at wholesale and retail, of oils and gas, the buying, otherwise acquiring, selling, and otherwise disposing of any and all real estate and personal property for use in the business of the company, the construction of any and all buildings, pipe line, pumping stations, and storage tanks, and any and all other buildings required in carrying on the business of the company; to act as trustee for holders of oil lands in the receiving and disbursement of funds to be used in drilling for the common benefit of the land holders; and to do any and every act or thing, proper, necessary, and incidental to the general purpose of this company.

      (b) To engage in the manufacture, sale, and distribution of oil field production equipment and machinery.

     (c) To engage in consulting services for oil field drilling, production, development, or operations of all kinds.

     (d) To buy, sell, and otherwise deal in notes, stocks, bonds, contracts or other investments, including the right to hold, buy, sell, lease, mortgage or otherwise encumber, sell and dispose of any and all of the real and personal property of the corporation.

      (e) To subscribe or cause to be subscribed for and to purchase or otherwise acquire, hold for investment, sell, assign, transfer, mortgage, pledge, exchange, distribute or otherwise dispose of the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust,

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debentures,   securities,  obligations  and  other  evidences   of
indebtedness of any person, firm or corporation now or hereafter existing, and whether created by or under the laws of the State of Utah or otherwise; and while the owner of any of said shares of capital stock or bonds or other property to exercise all rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with the power to designate some person for that purpose from time to time to the same extent as natural persons might or could do; and to purchase, hold and
fill   any   of   its  obligations,  including  investment   trust
certificates and make credit advances thereon as may be determined from time to time. None of the above powers by any implication or construction shall be deemed to grant the corporation the power of carrying on the business of banking.

      (f) To lend money and negotiate loans and generally to carry on, conduct, promote, operate and undertake any business, transaction or operation commonly carried on, conducted, promoted, operating or undertaken by capitalists, financiers, contractors and builders, insurance brokers and agents, loan brokers and agents, real estate agents, brokers, dealers, subdividers and promoters and security brokers and agents.

      (g) To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares of capital stock; provided, however, that said purchase of its own shares, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned surplus available therefor, and only with the affirmative vote of the holders of at least two-thirds of all of the shares entitled to vote thereon.

     The foregoing clauses shall be construed both as purposes and powers, and shall not be held to limit or restrict in any manner the general powers of this corporation, and the enjoyment and the exercise thereof, conferred by the laws of the State of Utah now in force or hereafter enacted.

                            ARTICLE IV

       The   corporation   will   not  commence   business   until
consideration of the value of $1,000.00 has been received as consideration for the issuance of shares.

                             ARTICLE V

      Section 1. The aggregate number of shares which this corporation shall have authority to issue is 50,000 shares no par value.

     Section 2. If (a) any two or more shareholders or subscribers to stock of the corporation shall enter into any agreement abridging, limiting or restricting the rights of any one or more of them to sell, assign, transfer, mortgage, pledge, hypothecate or transfer on the books of the corporation, or if (b) the incorporators or the shareholders entitled to vote shall adopt any by-law provisions abridging, limiting or restricting the aforesaid rights of any stockholders, then and in either of such events, ail certificates for shares of stock subject to such abridgments, limitations or restrictions shall have a reference thereto endorsed thereon by an officer of the corporation, and such stock shall not thereafter be transferred on the books of the corporation except in accordance with the terms and provisions of such agreement or by-law as the case may be.

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       Section  3.  The  holders  of  the  common  stock  of   the
corporation, and, unless otherwise provided in these Articles of Incorporation or in any resolution adopted by the Board of Directors pursuant to authority contained in these Articles of Incorporation, the holders of any other class of stock issued or to be issued by the corporation and entitled to vote at a meeting of stockholders, shall be entitled to one vote for each share of stock held by them. At all elections of directors, cumulative voting shall be allowed so that each such holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and such holder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as such holder may see f it. The entire Board of Directors or any individual director may be removed from office without assignment of cause by a vote of the holders of a majority of the outstanding shares of stock then entitled to vote at an election of directors, except that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

                            ARTICLE VI

      The address of the initial registered office of this corporation is Richard Garbrick. The name of the initial registered agent of this corporation at that address is 295 North 500 West, Provo, Utah 84601.

                            ARTICLE VII

      The initial Board of Directors shall consist of one (1) member. The name and address of the person who is to serve as director until the first annual meeting of stockholders or until their successors be elected and qualify are as follows:

     Richard Garbrick    295 North 500 West
                    Provo, Utah 84601

                           ARTICLE VIII

      The names and addresses of the incorporators of this corporation are as follows:

     Richard Garbrick    295 North 500 West
                    Provo, Utah 84601

      IN WITNESS WHEREOF, the undersigned, being the incorporator of this corporation, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 29 day of July, 1999.

                                   /s/ RICHARD GARBRICK

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STATE OF CALIFORNIA )
                    ) ss.
County of PLACER         )

     On the 29th day of July, 1999, personally appeared before me,
Richard   Garbrick,  signer  of  the  foregoing  instrument,   who
acknowledged to me that he executed the same.

                                   /s/ Notary Public

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